UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 21, 2012
Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	000-31121	88-0463156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1855 S. Grant Street, 4th Floor, San Mateo, California 94402
(Address of principal executive offices, including zip code)
(650) 525-3300
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
  ☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
  ☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On May 21, 2012, Avistar Communications Corporation ("Avistar"), as borrower, entered into an amendment to the third amended and restated revolving credit promissory note agreement (the "Amendment") with JP Morgan Chase Bank, N.A. (the "Bank"), as lender.  The Amendment relates to that certain credit facility previously described in Avistar's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on December 23, 2011.  The third amended and restated revolving credit promissory note agreement (the "Agreement") provided a maximum line of credit facility amount of $8.0 million from December 22, 2011 through and including March 13, 2012, and then a reduced maximum line of credit facility of $6.0 million from and after March 14, 2012 through the maturity date on December 22, 2012.
The primary purpose of the Amendment was to modify the maximum line of credit facility amount for the entire period from May 21, 2012 through the maturity date to $7.0 million. As of May 21, 2012, the total principal amount borrowed by Avistar under the credit facility was $6.0 million.
The foregoing description does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is expected to be filed as an exhibit to Avistar's Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
AVISTAR COMMUNICATIONS CORPORATION

Date: May 23, 2012	By:	/s/ Elias MurrayMetzger
Elias MurrayMetzger
Chief Financial Officer, Chief Administrative Officer and Corporate Secretary